EXHIBIT 10.1

              AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of March 19, 2008, by and between Bluefly, Inc., a Delaware corporation (the "Company"), and Kara Jenny ("Jenny").

                                    RECITALS
                                    --------

     1. The Company currently employs Jenny pursuant to an Employment Agreement dated as of March 1, 2002 (as amended to date, the "Previous Agreement").

     2. The parties wish to amend and restate the Previous Agreement in its entirety pursuant to the terms hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Jenny agree as follows:

     1.    TERM
           ----

     The Company hereby agrees to employ Jenny as Chief Financial Officer of the Company, and Jenny hereby agrees to serve in such capacity, for a term ending on March 31, 2011 (as the same may be earlier terminated pursuant to the terms of this Agreement, the "Employment Term"), upon the terms and subject to the conditions contained in this Agreement.

     2.    DUTIES
           ------

     During the Employment Term, Jenny shall serve as Chief Financial Officer of the Company, and shall be responsible for the duties attendant to such office and such other managerial duties and responsibilities with the Company consistent with such office as may be reasonably assigned to her from time to time.

     The principal location of Jenny's employment shall be in the New York City vicinity (i.e., within a 20 mile radius), although Jenny understands and agrees that she will be required to travel from time to time for business reasons. Jenny shall diligently and faithfully perform her obligations under the Agreement and shall devote her full professional and business time to the performance of her duties as Chief Financial Officer of the Company during the Employment Term.

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     3.    BASE SALARY
           -----------

     For services rendered by Jenny to the Company during the Employment Term, the Company shall pay her a base salary of $250,000 per year, payable in accordance with the standard payroll practices of the Company, subject to annual increases in the sole discretion of the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), taking into account the financial and operating performance of the Company's business and divisions and a qualitative assessment of Jenny's performance during such year.

     4.    BONUS; OPTION
           -------------

           a. During the Employment Term, Jenny shall be eligible to receive a bonus set by the Compensation Committee in its sole discretion and based on such factors as it deems appropriate. All bonuses shall be paid in accordance with the Company's standard payroll practices, net of any applicable withholding.

           b. Concurrently with the execution of this Agreement, the Company hereby agrees to cause the issuance to Jenny of options ("Options") to purchase 200,000 shares of the Company's common stock, $.01 par value ("Common Stock"). The Options shall be issued pursuant to, and in accordance with, the Company's 2005 Stock Incentive Plan (the "Plan"), and shall be issued as of March 31, 2008. The Options shall be Incentive Stock Options (as defined in the Plan) to the extent allowed by law, and shall be exercisable at a price equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the date of issuance. The Options shall vest over a thirty-six (36) month period as follows:
(i) 16.667% of the Options shall vest on the six month anniversary of the date of grant and (ii) 2.778% of the Options shall vest each month thereafter until all such Options shall have vested; provided, that, in the event that Jenny's employment with the Company is terminated as a result of a Change of Control (as hereinafter defined) at any time any unvested Options shall automatically vest as of the date of such termination. The Term of each Option shall be 10 years from the date of grant.

           c. For purposes of this Agreement, "Change of Control" shall be deemed to occur upon:

                    (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally

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in the election of directors (the "Outstanding Company Voting Securities");
provided, however, that for purposes of this Agreement, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any "Affiliate" (as defined below), (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate,
(III) any acquisition by Quantum Industrial Partners LDC, Soros Fund Management LLC, and/or SFM Domestic Investments LLC and/or any of their affiliates (collectively, "Soros"), or (IV) any acquisition which complies with clauses
(A), (B) and (C) of sub-paragraph (a)(5) hereof;

                    (2) Individuals who, on the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                    (3)  the dissolution or liquidation of the Company;

                    (4) the sale of all or substantially all of the business or assets of the Company; or

                    (5) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than Soros or any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of thirty percent (30% ) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the

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Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Board members at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination.

           d. For purposes of this Agreement, the term "Affiliate" shall mean any entity that directly or indirectly is controlled by, controls or is under common control with the Company.

     5.    EXPENSE REIMBURSEMENT AND PERQUISITES
           -------------------------------------

           a. During the Term of this Agreement, Jenny shall be entitled to reimbursement of all reasonable and actual out-of-pocket expenses incurred by her in the performance of her services to the Company consistent with corporate policies, if any, provided that the expenses are properly accounted for.

           b. During each calendar year of the Employment Term, Jenny shall be entitled to reasonable vacation with full pay in accordance with the Company's then-current vacation policies; provided, however, that Jenny shall schedule such vacations at times convenient to the Company.

           c. During the term of this Agreement, the Company shall provide an annual allowance of ten thousand dollars ($10,000) for the purchase of term life insurance by the Company for the benefit of Jenny (which shall be in lieu of any other life insurance benefit) and the purchase of a supplemental disability insurance policy. Jenny shall be entitled to participate in all health insurance, dental insurance, long-term disability insurance and other employee benefit plans instituted by the Company from time to time on the same terms and conditions as other similarly situated employees of the Company, to the extent permitted by law.

     6.    NON-COMPETITION; NON-SOLICITATION
           ---------------------------------

           a. In consideration of the offer of employment, severance benefits and Options to be granted to Jenny hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, during the Non-Competition Term, Jenny shall not, without the prior written consent of the Company, anywhere in the world, directly or indirectly, (i) enter into the employ of or render any services to any Competitive Business; (ii) engage in any Competitive Business for her own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while Jenny was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship. For purposes of this Agreement, a

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"Competitive Business" shall mean any person, corporation, partnership, firm or other entity which sells or has plans to sell ten (10) or more brands of luxury or high-end designer apparel and/or fashion accessories at prices that are consistently discounted to manufacturer's suggested retail prices. However, nothing in this Agreement shall preclude Jenny from investing her personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in her beneficially owning, at any time, more than three percent
(3%) of the publicly-traded equity securities of such Competitive Business. For purposes of this agreement, the "Non-Competition Term" shall mean a period beginning upon the commencement of the Employment Term and ending on the two
(2) year anniversary of the end of the Employment Term.

            b. Jenny and the Company agree that the covenants of non-competition and non-solicitation contained in this paragraph 6 are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Jenny agrees that any breach of the covenants contained in this paragraph 6 would irreparably injure the Company. Accordingly, Jenny agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against Jenny from any court having jurisdiction over the matter, restraining any further violation of this paragraph 6.

     7.     TERMINATION
            -----------
            a. This Agreement, the employment of Jenny, and Jenny's position as Chief Financial Officer of the Company shall terminate upon the first to occur of:

            (i)    her death;

            (ii) her "permanent disability," due to injury or sickness for a continuous period of four (4) months, or a total of eight months in a twenty-four month period (vacation time excluded), during which time Jenny is unable perform her ordinary and regular duties, provided that the Company shall give Jenny thirty (30) days' written notice prior to any such termination;

            (iii) a "Constructive Termination" by the Company during the Employment Term, which, for purposes of this Agreement, shall be deemed to have occurred upon (A) the removal of Jenny without her consent from her position as Chief Financial Officer of the Company, or (B) the material breach by the Company of this Agreement; provided that no such breach shall be considered a Constructive Termination unless Jenny has provided the Company with at least thirty (30) days' prior written notice of such

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                   breach and the Company has failed to cure such breach within such thirty (30) day period;

            (iv) the termination of this Agreement at any time without cause by the Company;

            (v) the termination of this Agreement for cause, which, for purposes of this Agreement, shall mean that (1) Jenny has been convicted of a felony or any serious crime involving moral turpitude, or engaged in materially fraudulent or materially dishonest actions in connection with the performance of her duties hereunder, or (2) Jenny has willfully and materially failed to perform her duties hereunder, provided that the Company shall provide Jenny with at least ten (10) business days' prior written notice of any such failure to perform and an opportunity to cure such failure, to the extent curable or (3) Jenny has willfully or negligently breached the terms and provisions of this Agreement in any material respect, provided that the Company shall provide Jenny with at least ten (10) business days' prior written notice of any such breach and an opportunity to cure such breach, to the extent curable or
                   (4) Jenny has failed to comply in any material respect with the Company's policies of conduct that have been communicated to her, including with respect to trading in securities, provided that the Company shall provide Jenny with at least ten (10) business days' prior written notice of any such failure to comply and an opportunity to cure such failure, to the extent curable; or

            (vi) the termination of this Agreement by Jenny, which shall occur on not less than thirty (30) days prior written notice from Jenny.

            b. In the event that this Agreement is terminated during the Employment Term pursuant to paragraphs 7(a)(i), 7(a)(ii), 7(a)(v) or 7(a)(vi), the Company shall pay Jenny her base salary only through the date of termination. In the event that this Agreement is terminated during the Employment Term pursuant to paragraphs 7(a)(iii) or 7(a)(iv), the Company shall pay Jenny, in lieu of all salary, compensation payments and perquisites set forth in paragraphs 3, 4 and 5 (including bonus payments and unvested option grants, but excluding vested option grants) and contingent upon her continued performance of her obligations under Section 6, severance payments (the "Severance Payments") as follows:

            (a) the then-current base salary for a period of one hundred and eighty (180) days; and

            (b) the Company shall maintain in effect, or reimburse Jenny for the cost of maintaining, the medical and dental insurance and hospitalization plans of the Company, as well as any Company sponsored life insurance policy in which Jenny participates as of the date of such termination, for a period of one year from the date of termination.

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The Severance Payments shall be payable in periodic installments in accordance with the Company's standard payroll practices and will be subject to any applicable withholding, and shall be conditioned upon Jenny executing a full release of any claims against the Company, in a form reasonably satisfactory to the Company, as well as her continued compliance with the terms of this Agreement.

            c. Notwithstanding anything herein to the contrary, if any payments due under this Agreement (including, but not limited to any payments related to the Options) would subject Jenny to any tax imposed under Section 409A of the Code if such payments were made at the time otherwise provided herein, then the payments that cause such taxation shall be payable in a single lump sum on the first day which is at least six (6) months after the date of Jenny's "separation from service" as set forth in Code Section 409A(2)(A)(i) and the official guidance issued thereunder.


     8.     CONFIDENTIALITY
            ---------------

            a. Jenny recognizes that the services to be performed by her are special, unique and extraordinary in that, by reason of her employment under this Agreement, she may acquire or has acquired confidential information and trade secrets concerning the operation of the Company, its predecessors, and/or its affiliates, the use or disclosure of which could cause the Company, or its affiliates substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Jenny covenants and agrees with the Company that she will not at any time during the Term of this Agreement or thereafter, except in the performance of her obligations to the Company or with the prior written consent of the Board of Directors or as otherwise required by court order, subpoena or other government process, directly or indirectly, disclose any secret or confidential information that she may learn or has learned by reason of his association with the Company. If Jenny shall be required to make such disclosure pursuant to court order, subpoena or other government process, she shall notify the Company of the same, by personal delivery or electronic means, confirmed by mail, within twenty-four (24) hours of learning of such court order, subpoena or other government process and, at the Company's expense (such expenses to be advanced by the Company as reasonably required by Jenny), shall (i) take all necessary and lawful steps reasonably required by the Company to defend against the enforcement of such subpoena, court order or government process, and (ii) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof. The term "confidential information" includes, without limitation, information not in the public domain and not previously disclosed to the public or to the trade by the Company's management with respect to the Company's or its affiliates' facilities and methods, trade secrets and other intellectual property, designs, manuals, confidential reports, supplier names and pricing, customer names and prices paid, financial information or business plans.

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            Notwithstanding the preceding paragraph, "confidential information"
shall not include any information which

            (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the Company to Jenny;

            (ii) becomes publicly known and made generally available after disclosure by the Company to Jenny through no action of Jenny; or

            (iii) was known to Jenny prior to its disclosure by the Company or is obtained by Jenny from a third party without a breach of such third party's obligations of confidentiality.


            b. Jenny confirms that all confidential information is and shall remain the exclusive property of the Company. All memoranda, notes, reports, software, sketches, photographs, drawings, plans, business records, papers or other documents or computer-stored or disk-stored information kept or made by Jenny relating to the business of the Company shall be and will remain the sole and exclusive property of the Company and all such materials containing confidential information shall be promptly delivered and returned to the Company immediately upon the termination of his employment with the Company.

            c. Jenny shall make full and prompt disclosure to the Company of all inventions, improvements, ideas, concepts, discoveries, methods, developments, software and works of authorship, whether or not copyrightable, trademarkable or licensable, which are created, made, conceived or reduced to practice by Jenny while performing her services hereunder to the Company, whether or not during normal working hours or on the premises of the Company and which relate in any manner to the business of the Company (all of which are collectively referred to in this Agreement as "Developments"). All Developments shall be the sole property of the Company, and Jenny hereby assigns to the Company, without further compensation, all of her rights, title and interests in and to the Developments and any and all related patents, patent applications, copyrights, copyright applications, trademarks and trade names in the United States and elsewhere.

            d. At the Company's expense, Jenny shall assist the Company in obtaining, maintaining and enforcing patent, copyright and other forms of legal protection for intellectual property in any country. Upon the request of the Company and at its expense, Jenny shall sign all applications, assignments, instruments and papers and perform all acts necessary or desired by the Company in order to protect its rights and interests in any Developments.

            e. Jenny agrees that any breach of this paragraph 8 will cause irreparable damage to the Company and that, in the event of such breach, the Company will have, in addition to any and all remedies of law, including rights which the Company may have to

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damages, the right to equitable relief including, as appropriate, all injunctive relief or specific performance or other equitable relief. Jenny understands and agrees that the rights and obligations set forth in paragraph 8 shall survive the termination or expiration of this Agreement.

     9.     REPRESENTATIONS AND WARRANTIES
            ------------------------------

            a. Jenny represents and warrants to the Company that she was advised to consult with an attorney of Jenny's own choosing concerning this Agreement.

            b. Jenny represents and warrants to the Company that, to the best of her knowledge, the execution, delivery and performance of this Agreement by Jenny complies with all laws applicable to Jenny or to which her properties are subject and does not violate, breach or conflict with any agreement by which she or her assets are bound or affected.

     10.    GOVERNING LAW
            -------------

     This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the internal laws of the State of New York, without giving effect to its conflict of law provisions. Any dispute arising hereunder shall be subject to the exclusive jurisdiction of the federal and State courts located in New York, New York, and each of the parties hereto hereby irrevocably submits to such jurisdiction and waives any objection to such venue.

     11.    ENTIRE AGREEMENT
            ----------------

     This Agreement contains all of the understandings between Jenny and the Company pertaining to Jenny's employment with the Company, and it supersedes all undertakings and agreements, whether oral or in writing, previously entered into between them, including (without limitation) the Previous Agreement.

     11.    AMENDMENT OR MODIFICATION; WAIVER
            ---------------------------------

     No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing, signed by Jenny and by an officer of the Company duly authorized to do so. Except as otherwise specifically provided in this Agreement, no waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

     12.    NOTICES
            -------

     Any notice to be given hereunder shall be in writing and delivered personally or sent by overnight delivery or certified mail, postage prepaid, return receipt requested, addressed to the

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party concerned at the address indicated below or to such other address as such party may subsequently designate by like notice:

     If to the Company, to:

            Bluefly, Inc.
            42 West 39th Street
            New York, NY 10018
            Attn: Chief Executive Officer

     If to Jenny, to:

            at the address then on file in the Company's payroll system

Any such notice shall be deemed given upon receipt.

     13.    SEVERABILITY
            ------------

            In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     14.    TITLES
            ------

            Titles of the paragraphs of this Agreement are intended solely for convenience of reference and no provision of this Agreement is to be construed by reference to the title of any paragraphs.

     15.    COUNTERPARTS
            ------------

            This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                      BLUEFLY, INC.

                                      By: /s/ Barry Erdos
                                          -------------------------
                                          Barry Erdos
                                          President and Chief Operating Officer

                                      EMPLOYEE

                                      /s/ Kara Jenny
                                      ----------------------------------
                                      Kara Jenny

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